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                                                    EXHIBIT 10(pp)


                                CREDIT AGREEMENT

                                      among


                             THE ALPINE GROUP, INC.,


                                VARIOUS LENDERS,


                                FLEET BANK, N.A.,
                              as Syndication Agent,


                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                       ----------------------------------


                          Dated as of November 23, 1999

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     CREDIT AGREEMENT, dated as of November 23, 1999, among The Alpine Group,
Inc., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, FLEET BANK, N.A, as Syndication Agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

     WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facility provided for herein;


     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  AMOUNT AND TERMS OF CREDIT.

     1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be made and maintained in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at the time of the making of any such Revolving Loans, and after giving effect thereto, that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all other Revolving Loans then outstanding from such Lender and (II) the product of
(A) such Lender's Percentage and (B) the sum of (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, the Commitment of such Lender at such time, (v) shall not exceed for all Lenders at any time outstanding that principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Commitment at such time.

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     (b) Subject to and upon the terms and conditions set forth herein, the
Swingline Lender agrees to make, from time to time after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained in Dollars, (ii) shall be made and maintained as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Lender (x) shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans, and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Lenders or (iii) that the Administrative Agent in good faith believes such Default or Event of Default has ceased to exist.

     (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders PRO RATA based on each Lender's Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of
Section 10) and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such

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participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 10 Borrowings of Eurodollar Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Borrowings of Swingline Loans incurred pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be incurred hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day), (iii) whether such Loans are to be incurred as Base Rate Loans or Eurodollar Loans and (iv) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Swingline Lender no later than 12:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

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          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or Swingline Lender, as the case may be, may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice.

          1.04 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Lender will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof) in the manner provided below. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

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          1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced by (i) in the case of Revolving Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) in the case of Swingline Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Swingline Note" and, collectively, the "Swingline Notes").

          (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Commitment of such Lender and be payable in Dollars in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents (to the extent and in the manner provided herein and therein).

          (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents (to the extent and in the manner provided herein and therein).

          (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, PROVIDED that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise specifically agree, Base Rate Loans may only be

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converted into Eurodollar Loans if no Default under Section 10.01 or 10.05 and no Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least two Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

          1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders PRO RATA on the basis of their Commitments, PROVIDED that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Lenders PRO RATA on the basis of their Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 INTEREST. (a) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time plus the relevant Applicable Margin.

          (b) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans at the time of the payment default, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each

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Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; PROVIDED, HOWEVER, that in the case of Base Rate Loans, interest shall not be payable pursuant to preceding clause (iii) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made either in conjunction with a permanent reduction of the Total Commitment or with a repayment or prepayment in full of all outstanding Loans.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period to be applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the second Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, a one, two, three or six-month interest period (each an "Interest Period") applicable to such Eurodollar Loan, PROVIDED that:

          (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise specifically agree, no Interest Period may be selected at any time when a Default under Section 10.01 or 10.05 or an Event of Default is then in existence; and

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          (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Maturity Date.

     If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans, effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change arising after the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements (except to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or (y) other circumstances since the Effective Date affecting such Lender or the applicable interbank market or the position of such Lender in such market; or

          (iii) at any time after the date of this Agreement, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower

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and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or any Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, upon its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least two Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay, subject to the provisions of Section 13.17 (to the extent applicable), to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's determination of compensation owing under this Section

1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 COMPENSATION. The Borrower shall, subject to the provisions of
Section 13.17 (to the extent applicable), compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in the Notice of Borrowing or a Notice of Conversion (whether or not withdrawn or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12 LENDING OFFICES; CHANGES THERETO. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender hereunder; provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of such designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section
2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.

Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12, the Borrower shall have the right, if no Default under Section 10.01 or 10.05 and no Event of Default then exists (or, in the case of preceding clause (z), no Default under Section 10.01 or 10.05 and no Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), each of whom shall be required to be reasonably acceptable to the Administrative Agent; PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment, and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

          SECTION 2. LETTERS OF CREDIT.

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the third Business Day prior to the Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. All Letters of Credit shall be denominated in Dollars.

          (b) Each Issuing Lender hereby agrees that it will (subject to terms and conditions contained herein), at any time and from time to time on and after the Effective Date and prior to the third Business Day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, subject to the terms and conditions of this Agreement, one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, PROVIDED that the Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

               (ii) such Issuing Lender shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

          2.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $5,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, the Total Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Maturity Date, on terms acceptable to the Issuing Lender thereof).


          (b) Notwithstanding the foregoing, in the event a Lender Default exists, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

          2.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least two Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written (including by means of facsimile transmission) notice thereof. Each such notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that (i) such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02 and (ii) all of the applicable conditions set forth in Section 5 and 6 shall be met at the time of such issuance. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Effective Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or amendment or modification to any Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing, of such issuance, amendment or modification and such notice shall be accompanied by a copy of such issuance, amendment or modification. Upon receipt of such notice, the Administrative Agent shall promptly notify the Lenders of such issuance, amendment or modification.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

          2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by each Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation in, to the extent of such Participant's Percentage, such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees shall be paid directly to the Administrative Agent for the ratable account of the Participants as provided in
Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fee). Upon any change in the Commitments or Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

          (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment, in Dollars and in the same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have made its Percentage of the amount of such payment available to the respective Issuing Lender on the date of the respective drawing under any Letter of Credit, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date of the respective drawing until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate until the third day after the date upon which such Participant received notice of the respective payment from the Administrative Agent or the respective Issuing Lender, and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

          (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary or Affiliate of the Borrower and the beneficiary named in any such Letter of Credit);

                           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                           (v) the occurrence of any Default or Event of Default.

                  2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse the respective Issuing Lender, by making payment in Dollars directly to such Issuing Lender, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued for the account of such Borrower (with each such amount so paid, until reimbursed, and "Unpaid Drawing") immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or upon the occurrence of a Default or an Event of Default under
Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit (each a "Drawing"), PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any Drawing to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED that any reimbursement made by the Borrower shall be without prejudice to any claim it may have against such Issuing Lender as a result of a such Issuing Lender's gross negligence or willful misconduct.

                  2.06 INCREASED COSTS. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon written demand to the Borrower, as the case may be, by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall, subject to the provisions of Section 13.17 (to extent applicable), pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender or Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

                  3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent in Dollars for distribution to each Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum of the daily average Unutilized Commitment of such Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage) in Dollars a fee in respect of each Letter of Credit issued hereunder for the account of the Borrower (with all fees payable as described in this clause (b) being herein referred to as "Letter of Credit Fees"), for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable by the Borrower quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender for the account of the Borrower (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit, PROVIDED that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500 (being herein called the "Minimum Facing Fee Amount" for any Letter of Credit), it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Facing Fee Amount will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full the Minimum Facing Fee Amount shall be payable on the date of issuance of such Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                  3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. Upon at least three Business Day's prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, in an integral multiple of $1,000,000 in the case of partial reductions to the Total Commitment, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

                  3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on November 30, 1999 unless the Effective Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower receives any cash proceeds from any sale of any Shares (other than cash proceeds from such sales of Shares (other than the Superior Option Shares) up to an aggregate amount which, when added to the aggregate amount of cash proceeds received by the Borrower from the incurrence by it of Indebtedness (other than Loans) which is not (or was not) required to be applied to reduce the Total Commitment pursuant to Section 3.03(c), equals $10,000,000), the Total Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Sale Proceeds from such sale.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower receives any cash proceeds from any incurrence of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date) by the Borrower, the Total Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower receives any cash proceeds from any equity issuance or capital contributions (other than cash proceeds received (i) from the issuance by the Borrower of (A) options to purchase shares of its common stock or (B) shares of its common stock as a result of the exercise of any options with regard thereto, in either case to past or present officers, directors, employees and consultants of the Borrower in connection with, or pursuant to, employee stock option plans or similar incentive plans so long as the aggregate amount excluded pursuant to this clause (i) does not exceed $20,000,000 and (ii) from the exercise of any warrants to purchase common stock of the Borrower existing on the Effective Date), the Total Commitment shall be permanently reduced on such date by an amount equal to 50% of the cash proceeds of such capital contribution or sale or issuance (net of underwriting or placement discounts and commissions and other costs and expenses associated therewith).

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower receives any cash proceeds from any Recovery Event (other than up to $5,000,000 in aggregate cash proceeds from all Recovery Events), the Total Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Maturity Date.

                  (g) Each reduction to the Total Commitment pursuant to this
Section 3.03 shall apply proportionately to permanently reduce the Commitment of each Lender.

                  SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

                  4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) in the case of Base Rate Loans, at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) in the case of Eurodollar Loans, at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Eurodollar Loans, the principal amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) each prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 and each prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower, shall have no force or effect, (iii) each prepayment pursuant to this Section 4.01, in respect of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among such Revolving Loans and (iv) each prepayment of Eurodollar Loans made pursuant to this Section 4.01 on a day which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all amounts owing in connection therewith pursuant to Section 1.11.

                  4.02 MANDATORY REPAYMENTS. (a) On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date, (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (iii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

                  (c) On any day on which the Asset Coverage Ratio is less than 2.00:1.00 (based on the most recently delivered Valuation Certificate, subject to adjustments contemplated by Section 8.01(j)), the Borrower shall prepay principal of outstanding Loans and/or cash collateralize outstanding Letters of Credit, in accordance with the immediately following sentence, in an aggregate amount necessary to increase the Asset Coverage Ratio to at least 2.00:1.00. Any prepayment required by the immediately preceding sentence shall be applied (x) first, to prepay outstanding Swingline Loans, (y) second, to the extent all Swingline Loans have been prepaid in full, to prepay outstanding Revolving Loans and (z) third, to the extent all Loans have been prepaid in full, to cash collateralize outstanding Letters of Credit. For purposes of calculating the Asset Coverage Ratio under this Section 4.02(c), (i) the Value of the Pledged Shares shall be based on the most recent Valuation Certificate delivered pursuant to Section 8.01(j), subject to the adjustments contemplated by said
Section 8.01(j) and (ii) the aggregate amount of Letter of Credit Outstandings shall be deemed to be reduced by the Stated Amount of outstanding Letters of Credit cash collateralized pursuant to clause (z) of the immediately preceding sentence (so long as all outstanding Loans have been repaid in full).

                  (d) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the relevant Minimum Borrowing Amount, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and
(iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 Noon (New York time)) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits or franchise taxes based on net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption), and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S.

Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if
(I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 5. CONDITIONS PRECEDENT. The occurrence of the Effective Date is subject to the satisfaction of the following conditions:

                  5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered and
(ii) there shall have been delivered to (x) the Administrative Agent for the account of each of the Lenders which has requested the same, the appropriate Revolving Notes executed by the Borrower and (y) the Swingline Lender, the Swingline Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  5.02 OPINIONS OF COUNSEL. On the Effective Date, the Administrative Agent shall have received from (i) Proskauer Rose LLP, U.S. counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-1 and (ii) Irwin Mitchell Solicitors, special U.K. counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-2.

                  5.03 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by an Authorized Officer of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of the Borrower and the resolutions of the Borrower referred to in such certificate, and all of the foregoing shall be reasonably acceptable to the Administrative Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.04 EXISTING CREDIT FACILITIES. On the Effective Date, the total commitments under the Existing Credit Facilities shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated, or cash collateralized in a manner satisfactory to the Administrative Agent, and all other amounts owing pursuant to the Existing Credit Facilities shall have been repaid in full and all documents in respect of the Existing Credit Facilities and all guaranties with respect thereto shall have been terminated, and be of no further force or effect except for continuing indemnification obligations described therein. In addition, the creditors in respect of each of the Existing Credit Facilities shall have terminated and released all security interests in and Liens on the assets of the Borrower created pursuant to the security documentation relating to the respective Existing Credit Facility, and such creditors shall have returned all such assets (including any Shares) to the Borrower. The Administrative Agent shall have received evidence that the matters set forth in this Section 5.04 have been satisfied on such date.

                  5.05 ADVERSE CHANGE, ETC. (a) On or prior to the Effective Date, nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders, or on the ability of the Borrower to perform its obligations to the Administrative Agent and the Lenders or which could reasonably be expected to have a Material Adverse Effect.

                  (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein (excluding governmental approvals and/or consents not required to be obtained on or prior to the Effective Date) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents.

                  5.06 LITIGATION. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect.

                  5.07 PLEDGE AGREEMENTS; DELIVERY OF SHARES. (a) On the Effective Date, the Borrower shall have duly authorized, executed and delivered a pledge agreement in the form of Exhibit G-1 (as amended, modified or supplemented from time to time, the "US Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the "Pledged Stock" referred to therein, together with executed and undated stock powers.

                  (b) On the Effective Date, the Borrower shall have duly authorized, executed and delivered a pledge agreement in the form of Exhibit G-2 (as amended, modified or supplemented from time to time, the "UK Pledge Agreement") and shall have delivered to the Collateral Agent, as Collateral Agent thereunder, all of the Original Shares referred to therein, together with executed and undated blank stock transfer forms as provided therein.

                  5.08 FINANCIAL STATEMENTS. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  5.09 SOLVENCY CERTIFICATE. On the Effective Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit H.

                  5.10 INITIAL VALUATION CERTIFICATE. On the Effective Date, the Borrower shall have delivered to the Administrative Agent the initial Valuation Certificate meeting the requirements of Section 8.01(j).

                  5.11 FEES, ETC. On the Effective Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and such Lender to the extent then due.

                  5.12 REGULATION U. On or prior to the Effective Date, the Borrower shall have delivered to each Lender a duly completed Form G-3 or Form U-1, as appropriate, referred to in Regulation U. Each Lender shall be able in good faith to complete said Form G-3 and Form U-1, as the case may be, showing that Loans may be extended by the Lenders in an aggregate amount equal to the Total Commitment, and that said Loans (and the collateral therefor) shall satisfy the collateral valuation requirements of Regulation U.

                  The acceptance of the proceeds of the Loans or the making of any Letter of Credit Request on the Effective Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all conditions specified in this Section 5 exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Effective Date, but excluding Mandatory Borrowings to be made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of any Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01  EFFECTIVE DATE.  The Effective Date shall have occurred.

                  6.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect to thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.03 NOTICE OF BORROWING; LETTER CREDIT REQUEST. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  6.04 VALUATION CERTIFICATES. Prior to the making of each Loan and the issuance of each Letter of Credit, the Administrative Agent shall have received a Valuation Certificate meeting the requirements of Section 8.01(j).

                  The acceptance of the proceeds of each Loan or the making of each Letter of Credit Request occurring on or after the Effective Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all conditions specified in this Section 6 exist as of that time.

                  SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans hereunder and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and in all material respects on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7.01 CORPORATE AND OTHER STATUS. Each of the Borrower and Superior (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  7.02 CORPORATE POWER AND AUTHORITY. The Borrower has the requisite corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 NO VIOLATION. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor the occurrence of any Credit Event, nor compliance by the Borrower with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreements) upon any of the property or assets of the Borrower or Superior pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or Superior is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or Superior.

                  7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC. (a) The consolidated balance sheet of the Borrower for the fiscal year ended on April 30, 1999 and the three-month period ending July 31, 1999 and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for the respective fiscal year and three-month period ended on such dates, copies of which have been furnished to the Administrative Agent prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned three-month interim financial statements, for normal year-end audit adjustments and the absence of footnotes). After giving effect to the transactions contemplated in this Agreement (but assuming for this purpose that such transactions and the sale of the Borrower's refractories business which occurred on or about August 6, 1999 had occurred on April 30, 1999), since April 30, 1999, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) (i) On and as of the Effective Date, after giving effect to the transactions contemplated in this Agreement (including the repayment of Indebtedness under the Existing Credit Facilities) and to all Indebtedness (including the Loans) being incurred or assumed by the Borrower and Liens created by the Borrower in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will exceed their respective debts; (b) each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except (i) as disclosed in the financial statements referred to in Section 7.05(a), (ii) for liabilities arising in the ordinary course of business since July 31, 1999 and (iii) any liabilities arising in connection with the transactions contemplated in this Agreement, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements referred to in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower, or the Borrower and its Subsidiaries taken as a whole.

                  7.06 LITIGATION. There are no actions, suits or proceedings (including, without limitation, any Environment Claims) pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or
(ii) that are reasonably likely to result in a Material Adverse Effect.

                  7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Loans will be used by the Borrower (i) to repay outstanding Indebtedness under the Existing Credit Facilities, (ii) to pay fees and expenses incurred in connection therewith and in connection with this Agreement, (iii) for general investment purposes, PROVIDED that no more than $5,000,000 of proceeds from Revolving Loans may be used to repurchase outstanding capital stock of Superior, and (iv) for its general corporate purposes.

                  (b) Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

                  7.09 TAX RETURNS AND PAYMENTS. The Borrower and each of its Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing authority, all material Federal, state, local, foreign and other returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Borrower and each of its Subsidiaries have paid all material taxes payable by them other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as set forth on Schedule III, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries.

                  7.10 THE PLEDGE AGREEMENTS. Subject to the terms of each Pledge Agreement, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under such Pledge Agreement constitute first priority perfected security interests in the Collateral described in such Pledge Agreement, subject to no security interests of any other Person. Other than filings with the Companies House in London, England in connection with the UK Pledge Agreement (which filings shall have been made within 21 days from the Effective Date), no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Shares under either Pledge Agreement.

                  7.11 SUBSIDIARIES. Schedule IV correctly sets forth, as of the Effective Date, each direct Subsidiary of the Borrower.

                  7.12 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and Superior is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.13 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.14 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.15 INDEBTEDNESS. Schedule V sets forth a true and complete list of all Indebtedness of the Borrower (other than the Loans) as of the Effective Date and which is to remain outstanding after the effectiveness of this Agreement, in each case, showing the aggregate principal amount thereof.

                  7.16 LIMITATIONS ON DISPOSITIONS OF SHARES. Schedule VI sets forth a true and complete list of any restrictions (contractual or otherwise) known to the Borrower which would limit its ability (or the ability of a pledgee which has a security interest in any Shares) to dispose of any of the Shares, including, without limitation, the provisions of any applicable shareholders agreement, standstill agreement, provisions contained in the Articles of Incorporation or By-laws (or analogous organizational documents) of Superior or Cookson, provisions of relevant state anti-takeover laws and other agreements or laws restricting such dispositions; provided that Schedule VI need not list compliance with United States federal, state or United Kingdom securities laws which may be applicable in connection with any such disposition.

                  SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations incurred hereunder and thereunder, are paid in full:

                  8.01 INFORMATION COVENANTS. The Borrower will furnish to each
Lender:

                  (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Borrower (excluding any fiscal month which ends on the last day of a fiscal quarter or fiscal year of Borrower), the consolidated and consolidating balance sheet of each of Borrower and its Subsidiaries, each as at the end of such fiscal month and the related consolidated and consolidating statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month.

                  (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, each as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and consolidated retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of Borrower, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

                  (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, each as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified
(x) in the case of the consolidating financial statements, by the chief financial officer of Borrower and (y) in the case of the consolidated financial statements, by Arthur Anderson LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the respective financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year.

                  (d) MANAGEMENT LETTERS. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" addressed to the board of directors of the Borrower or such Subsidiary from its certified public accountants and management's responses thereto.

                  (e) BUDGETS. No later than 30 days after the first day of each fiscal year of the Borrower, budgets in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for (x) each of the months of such fiscal year prepared in reasonable detail and (y) the immediately following fiscal year prepared in summary form, in each case accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the respective budget is a reasonable estimate for the period covered thereby.

                  (f) OFFICER'S CERTIFICATES. (i) At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

                  (ii) At the time of the delivery of the financial statements provided for in Section 8.01(b) and (c), a certificate of the chief financial officer of the Borrower to the effect that the Borrower has sufficient liquidity (after giving effect to regularly scheduled ordinary dividends received or reasonably anticipated, interest income and management fees and reimbursement payments paid to Borrower by Superior or its Subsidiaries pursuant to contractual arrangements among such Persons existing on the Effective Date) from its cash on hand, its Cash Equivalents and/or the Total Unutilized Commitment to pay for all reasonably anticipated operating expenses of the Borrower for the immediately succeeding twelve month period.

                  (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days (or five Business Days in the case of following clause (ii)) after an executive or financial officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding (including, without limitation, any Environmental Claim) pending (x) against the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Borrower or (z) with respect to any Credit Document.

                  (h) OTHER REPORTS AND FILINGS. Promptly after the filing or delivery thereof, copies of all other financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or shall deliver to its shareholders or to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                  (i) SHARES. Promptly after any executive or financial officer of the Borrower obtains actual knowledge thereof, notice of any event or occurrence which relates to the business, operations or affairs of the Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the current market value of any Shares (other than events or occurrences such as general economic, market or industry-wide conditions).

                  (j) VALUATION CERTIFICATES. (i) On the Effective Date, (ii) on the date of any sale or purchase by the Borrower of any Pledged Shares, (iii) on the date of each Credit Event, (iv) on the date the Borrower gives any notice pursuant to Section 8.01(g) or (i) and (v) no later than the fifth Business Day after the end of each calendar month, a certificate in the form of Exhibit I (each, a "Valuation Certificate"). Each Valuation Certificate shall set forth
(1) the aggregate amount of the Pledged Shares, (2) the aggregate Value of the Pledged Shares (v) as of the Business Day immediately preceding the Effective Date in the case of the initial Valuation Certificate, (w) as of the Business Day immediately preceding the date of any such sale or purchase of any Pledged Shares, in each case after giving effect to such event, (x) as of the date of any Credit Event, (y) as of the date of the delivery of either notice referred to in clause (iv) of the immediately preceding sentence, and (z) as of the close of business on the last Business Day of each such calendar month in the case of a Valuation Certificate delivered pursuant to clause (v) of the immediately preceding sentence, and (3) the calculations (in reasonable detail) required to establish whether the Borrower was in compliance with Section 9.07 as of each such Determination Date. Each Valuation Certificate shall be certified by the chief financial officer of the Borrower. If the Administrative Agent or the Required Lenders in good faith believes (or believe) that the most recently delivered Valuation Certificate does not accurately reflect the Pledged Shares or the Values thereof (whether at the date as of which the respective Valuation Certificate was prepared or because of changes in the Pledged Shares or the Values thereof after the date of said Valuation Certificate and prior to the date of the delivery by the Borrower of the next Valuation Certificate pursuant to this Section 8.01(j)), then the Administrative Agent or the Required Lenders, as the case may be, may, at its, or their, option, either (x) notify the Borrower of the changes to the Valuation Certificate last delivered which the Administrative Agent or Required Lenders, as the case may be, believe are needed to reflect an accurate schedule of Pledged Shares and the Values thereof or (y) request the Borrower to prepare a new Valuation Certificate as at the date of the respective request, which certificate the Borrower hereby agrees to prepare and submit to the Administrative Agent and the Lenders within two Business Days after receiving such request. For all purposes of this Agreement (including without limitation Sections 4.02(c) and 9.07), from and after any notification pursuant to clause (x) of the immediately preceding sentence, the changes so notified to the Borrower by the Administrative Agent or Required Lenders shall be deemed made to the Valuation Certificate last delivered. In addition to any changes made as contemplated above, if at any time after the delivery of a Valuation Certificate and before the preparation of a new Valuation Certificate, any Dividends are paid with respect to any Pledged Shares (which Dividends are not at such time retained by the Collateral Agent pursuant to the respective Pledge Agreement), then the amount (or value (as determined, to the reasonable satisfaction of the Administrative Agent, by the Board of Directors of the Borrower in good faith) in the case of non-cash Dividends) of such Dividends shall be deducted from the Values as shown in the last delivered Valuation Certificate until such time as a new Valuation Certificate is prepared showing the Value of the Pledged Shares after giving effect to the respective Dividend, PROVIDED that no such deduction shall be required if such Dividend is a payment ordinary cash dividends in respect of any Pledged Shares.

                  (k) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Lender may reasonably request.

                  8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon prior notice, the Borrower will permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine the books of account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request.

                  8.03 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will, and will cause Superior to, (i) keep all property necessary to the business of the Borrower and Superior in reasonably good working order and condition, ordinary wear and tear excepted and (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or Superior operates.

                  8.04 CORPORATE FRANCHISES. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that (i) nothing in this Section 8.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect and (ii) neither the Borrower nor any of its Subsidiaries shall be obligated to maintain any such right, franchise, license or patent in the event the Borrower or such Subsidiary, as the case may be, has determined in its reasonable business judgment, that the maintenance of such right, franchise, license or patent is no longer necessary or desirable in the conduct of its business.

                  8.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation Environmental Laws), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause Superior to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.07 PAYMENT OF TAXES. The Borrower will, and will cause Superior to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or Superior; PROVIDED that neither the Borrower nor Superior will be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.08 YEAR 2000 COMPATIBILITY. The Borrower shall use its best efforts to ensure that the Borrower's and its Subsidiaries' computer-based systems are able to operate and effectively process data including dates on or after January 1, 2000, and that none of the products and services sold, licensed, rendered, or otherwise provided by the Borrower or any of its

                  Subsidiaries will malfunction or will cease to function as a result of the Year 2000. At the request of the Administrative Agent, the Borrower and its Subsidiaries shall provide the Administrative Agent reasonable assurance of the Borrower's and its Subsidiaries' compliance with this Section 8.08.

                  8.09 USE OF PROCEEDS. The Borrower shall use all proceeds from each Credit Event only as provided in Section 7.08.

                  8.10 MINIMUM CASH AND CASH EQUIVALENTS. The Borrower shall at all times possess cash and/or Cash Equivalents (subject to no Lien) in an aggregate amount of at least $5,000,000.

                  SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.01 LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of the Collateral or any of the Shares (including for this purpose all classes of capital stock of Cookson and Superior now or hereafter owned by the Borrower), except:

                  (i)    Liens created pursuant to the Pledge Agreements; and

                  (ii) Liens on the Shares (other than the Collateral) arising in connection with the incurrence by the Borrower of Indebtedness permitted pursuant to Section 9.04(vi) so long as the Value of the Shares subject to any such Lien (as determined at the time of the creation of such Lien) does not exceed the aggregate principal amount of Indebtedness secured thereby.

                  9.02  CONSOLIDATION; MERGER.   The Borrower will not merge or
consolidate with or into any other Person.

                  9.03 DIVIDENDS. The Borrower will not authorize, declare, pay or make any Dividends in the form of any Pledged Shares or proceeds representing a liquidation or other distribution in return of capital of any Pledged Shares.

                  9.04 INDEBTEDNESS. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule V, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule V, PROVIDED that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

                  (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
         Section 9.04 so long as the terms and conditions are reasonably satisfactory to the Administrative Agent;

                  (iv) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's business so long as management of the Borrower has determined that entering into such Other Hedging Agreements are bonafide hedging activities and are not speculative in nature;

                  (v) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default; and

                  (vi) additional Indebtedness incurred by the Borrower in an aggregate principal amount not to exceed at any time outstanding such amount which, when added to the aggregate amount of cash proceeds received by the Borrower from any sale of Shares (other than the Superior Option Shares) which is not (or was not) required to be applied to reduce the Total Commitment as provided in Section 3.03(b), equals $10,000,000.

                  9.05 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of any Senior Note Document other than any amendments or modifications which (x) do not in any way adversely affect the interests of the Lenders or (ii) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational document) or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock unless such amendment, modification, change or other action contemplated by this clause (ii) could not be reasonably expected to have a Material Adverse Effect.

                  9.06 SHARES. The Borrower will not, and with respect to clause (a) and (b) below, will not permit Superior to:

                  (a) sell or agree to sell any Shares, in either such case which would, at the time of any such agreement or after the consummation of any such sale, result in an Event of Default, PROVIDED that in the case of any sale of Shares in compliance with this clause
         (a), (i) 100% of the consideration therefor shall be in cash, paid to the Borrower at the closing of such sale and in an amount equal to at least the fair market value (based on the definition of "Value" contained in Section 11) for any such sale and (ii) the Net Sale Proceeds from any such sale shall be applied as a mandatory reduction to the Total Commitment as (and to the extent) provided in Section 3.03(b) and (to the extent required by Section 4.02(a)) to repay outstanding Loans or cash collateralize outstanding Letters of Credit;

                  (b) enter into or agree to enter into any agreement concerning the liquidation, dissolution or sale of substantially all or any substantial portion of the assets of either Superior or Cookson; or

                  (c) vote any Shares, whether or not such Shares constitute Pledged Shares, in favor of (i) any liquidation, dissolution, merger, consolidation or sale of substantially all or any substantial portion of the assets of Superior or Cookson with and into any other Person or
         (ii) any transaction intended to cause Superior or Cookson to become a privately held entity, unless as a result thereof the Borrower would receive cash or Cash Equivalents in respect of Pledged Shares at the time of the consummation of such transaction in an aggregate amount sufficient to (and which is actually applied to) repay in full all Loans and all other amounts owing hereunder (and so long as the Total Commitment is then terminated and all outstanding Letters of Credit are fully cash collateralized to the satisfaction of the Administrative Agent).

                  9.07 ASSET COVERAGE RATIO. The Borrower will not permit the Asset Coverage Ratio at any time to be less than 2.00:1.00.

                  9.08 REGULATION U. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Borrower shall not permit any withdrawal or substitution of Collateral pursuant to the Pledge Agreements unless same complies with the applicable rules set forth in Regulation U (with the amount of the credit pursuant to this Agreement at any time for purposes of Regulation U to be the amount determined in accordance with the requirements of said Regulation U or, if greater, the greater of (x) the Total Commitment as then in effect or (y) the aggregate principal amount of all outstanding Loans and the amount of Letter of Credit Outstandings at such time).

                  9.09 RESTRICTIONS ON DISPOSITIONS OF SHARES. The Borrower shall not agree to any additional restrictions on its ability (or the ability of a pledgee which has a security interest in any Shares) to sell, transfer or otherwise liquidate the Shares from time to time owned by it (including without limitation the Pledged Shares), in each case excluding such restrictions to the extent in effect prior to the Effective Date and listed on Schedule VI.

                  SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or any other amounts owing hereunder or thereunder; or

                  10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 COVENANTS. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.09 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
10.01 and 10.02 and clause (i) of this Section 10.03) and such default as described in this clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

                  10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least (x) in the case of Indebtedness of the Borrower, $5,000,000 and (y) in the case of Indebtedness of any of its Subsidiaries, $15,000,000; or

                  10.05 BANKRUPTCY, ETC. The Borrower or any of its Significant Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Significant Subsidiaries and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Significant Subsidiaries, or the Borrower or any of its Significant Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Significant Subsidiaries, or there is commenced against the Borrower or any of its Significant Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Significant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Significant Subsidiaries suffers any appointment of any custodian, administrator, administrative receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Significant Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Significant Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 PLEDGE AGREEMENTS. At any time after the execution and delivery thereof, either Pledge Agreement (except as expressly provided by the terms thereof) shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to either Pledge Agreement and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Pledge Agreement; or

                  10.07 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower involving in the aggregate for the Borrower a liability (not paid or fully covered by a reputable and solvent insurance company), and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

                  10.08  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower (PROVIDED, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall become, forthwith due and payable without any other notice of any kind; (ii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (v) enforce, as Collateral Agent, the Liens and security interests created pursuant to the Pledge Agreements.

                  SECTION 11.  DEFINITIONS.

                  11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall mean each of the Administrative Agent, the Syndication Agent and the Documentation Agent and, for purposes of Sections 12 and 13.01, shall include the Collateral Agent.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Margin" shall mean a percentage per annum equal to (x) in the case of Base Rate Loans, 1.50% and (y) in the case of Eurodollar Loans, 2.50%.

                  "Asset Coverage Ratio" shall mean the ratio of (x) the sum of
(i) the Value of all the Pledged Shares and (ii) all cash and Cash Equivalents delivered to the Collateral Agent pursuant to the US Pledge Agreement to (y) the sum of (i) the aggregate principal amount of outstanding Loans and (ii) the aggregate amount of Letter of Credit Outstandings.

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

                  "Authorized Officer" of the Borrower shall mean any of the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice-President, the Secretary or any Assistant Secretary of the Borrower or any other officer of the Borrower which is designated in writing to the Administrative Agent by any of the foregoing officers as being authorized to give such notices under this Agreement.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Group or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than 270 days after the date of acquisition by such Person, (v) Eurodollar certificates of deposit maturing within one year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia, or by any foreign bank which is a Lender, or United States branches of foreign banks, and in any case having a combined capital and surplus of not less than $100,000,000,
(vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above and (vii) for the purposes of determining compliance with Section 8.01(f)(ii) only, marketable securities (other than any Pledged Shares) or cash equivalents in accordance with generally accepted accounting principles.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

                  "Change of Control" shall mean (i) the Borrower shall at any time cease to own at least 35% of the Voting Stock of Superior, (ii) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act (as in effect on the Effective Date)) or group of related persons, together with any Affiliates thereof (other than the Permitted Holders) shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors, (iii) the first day on which a majority of the Persons on the Board of Directors of the Borrower are not Continuing Directors or (iv) a "change of control" or similar event shall occur under, and as defined in, any Senior Note Document.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all "Collateral" as defined in the US Pledge Agreement and all "Charged Assets" as defined in the UK Pledge Agreement.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreements.

                  "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Commitment," as the same may be (x) increased from time to time pursuant to
Section 1.14, (y) reduced from time to time pursuant to Section 3.02 or 3.03 and/or 10 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

                  "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for election to the Board of Directors or the Borrower is recommended by a majority of the then Continuing Directors.

                  "Cookson" shall mean Cookson Group plc, a company incorporated with limited liability under the laws of England and Wales with registered number 251977.

                  "Cookson Shares" shall mean any of the issued and outstanding ordinary shares in the capital of Cookson owned by the Borrower.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each Pledge Agreement.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Determination Date" shall have the meaning provided in the definition of Value contained in this Agreement.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for any consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05(a).

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans and any other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing Credit Facilities" shall mean each of (i) the Amended and Restated Master Credit Agreement, dated as of February 6, 1998, and amended and restated as of September 28, 1998, among the Borrower, the financial institutions from time to time party thereto and Bank Boston, N.A., as agent and
(ii) the Credit Agreement, dated as of August 6, 1999, among the Borrower, various banks party thereto from time to time and BTCo, as administrative agent.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, which are regulated under any applicable Environmental Law; and
(c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (PROVIDED, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Issuing Lender" shall mean BTCo (and/or affiliates of BTCo (including, without limitation, Deutsche Bank AG, New York Branch) designated by it to act as such with respect to any Letter of Credit or Letters of Credit) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section
2. The Issuing Lender on the Effective Date is BTCo.

                  "L/C Supportable Obligations" shall mean obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall mean each financial  institution  listed on
Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) in violation of the requirements of this Agreement or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fees" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Revolving Loan and each Swingline Loan.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(c).

                  "Material Adverse Effect" shall mean any material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  "Maturity Date" shall mean November 24, 2002.

                  "Maximum Swingline Amount" shall mean $5,000,000.

                  "Minimum Borrowing Amount" shall mean (i) in the case of Base Rate Loans, $250,000, (ii) in the case of Eurodollar Loans, $500,000, and (iii) in the case of Swingline Loans, $50,000.

                  "Minimum Facing Fee Amount" shall have the meaning provided in
Section 3.01(c).

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                  "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (a) cash expenses of sale (including, without limitation, brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness (other than the Loans) secured by the assets sold and required to be paid as a result of such asset sale) and (b) the marginal increased amount of all foreign, federal, state and local taxes to the extent actually payable in cash during (or within 120 days after) the fiscal year in which the respective asset sale occurred as a direct consequence of any such asset sale.

                  "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                  "Note" shall mean each Revolving Loan Note and each Swingline Note .

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention:
Christina Tang, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention:
Christina Tang, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, PROVIDED that if the Percentage of any Lender is to be determined after the Total Commitment has terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted Holders" shall mean each Person identified under "Item 12. Security Ownership of Certain Beneficial Owners and Management Beneficial Ownership of Voting Securities" as set forth in the Form 10-K/A of the Borrower for the fiscal year ended April 30,

1999, including the current directors and executive officers of the Borrower (individually and as a group).

                  "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Pledged Shares" shall mean all of the Superior Shares pledged (and delivered for pledge) pursuant to the US Pledge Agreement and all of the Cookson Shares pledged (and delivered for pledge) pursuant to the UK Pledge Agreement.

                  "Pledge Agreements" shall mean each of (i) the US Pledge Agreement and (ii) the UK Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Quarterly Payment Date" shall mean the last Business Day of each December, March, June and September occurring after the Effective Date.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by the Borrower of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Refinancing" shall mean and include the refinancing and repayment in full of all amounts outstanding (and any premiums owed) under, and the termination in full of all commitments and Letters of Credit in respect of, the Indebtedness to be Refinanced.

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "SEC" shall have the meaning provided in Section 8.01(h).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall mean the "Secured Creditors" as defined in each Pledge Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Note Document" shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

                  "Senior Note Indenture" shall mean the Indenture, dated as of July 15, 1995, between the Borrower and Marine Midland Bank as Trustee thereunder.

                  "Senior Notes" shall mean the Borrower's 12.25% Senior Notes due 2003 issued pursuant to the Senior Note Indenture.

                  "Shares" shall mean each of the Superior Shares and the Cookson Shares.

                  "Significant Subsidiary" means any Subsidiary of the Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount then available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; it being understood and agreed that in no event shall PolyVision Corporation be treated as a Subsidiary of the Borrower under this Agreement hereunder regardless of whether the Borrower acquires after the date hereof more than 50% of the Voting Stock of PolyVision Corporation.

                  "Superior" shall mean Superior Telecom, Inc., a Delaware corporation.

                  "Superior Option Shares" shall mean Superior Shares in an aggregate amount not to exceed 150,000 (as adjusted for Superior stock splits and stock dividends after the Effective Date) with respect to which certain past or present officers, directors, employees and consultants of the Borrower have been, or may be, granted options to purchase, including without limitation, those certain options to purchase pursuant to those certain option agreements entered into among the Borrower and such aforementioned Persons and dated March 23, 1999.

                  "Superior Shares" shall mean any of the issued and outstanding common stock of Superior owned by the Borrower.

                  "Supermajority Lenders" shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

                  "Swingline Lender" shall mean BTCo.

                  "Swingline Loans" shall have the meaning provided in Section 1.01(b).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

                  "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment then in effect, less
(y) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding plus (II) the aggregate principal amount of Swingline Loans then outstanding plus (III) the then aggregate amount of Letter of Credit Outstandings.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "UK Pledge Agreement" shall have the meaning provided in
Section 5.07(b).

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawings" shall have the meaning provided in Section 2.05(a).

                  "Unutilized Commitment" with respect to any Lender, at any time, shall mean such Lender's Commitment at such time less the sum of (x) the aggregate principal amount of Revolving Loans of such Lender then outstanding and (y) such Lender's Percentage of the Letter of Credit Outstandings; PROVIDED that the Unutilized Commitment of the Swingline Lender shall at any time and from time to time be reduced (but not below zero) by the aggregate amount of Swingline Loans made by it which are then outstanding.

                  "US Pledge Agreement" shall have the meaning provided in
Section 5.07(a).

                  "Valuation Certificate" shall have the meaning provided in
Section 8.01(j).

                  "Value" shall mean, on the date of determining the value of any (i) Superior Shares pursuant to this Agreement (each such date and each date of determining the value of Cookson Shares, a "Determination Date"), the average of the daily market prices for such Superior Shares for the 10 consecutive trading days preceding such date determined in accordance with the two immediately succeeding sentences and (ii) Cookson Shares pursuant to this Agreement, the average of the daily closing middle market quotations for such Cookson Shares for the 10 consecutive trading days preceding such date, derived from the London Stock Exchange Daily Official List for each such day or if such Cookson Shares are not admitted to the Official List of the London Stock Exchange, then the Value thereof shall be the fair market value per share of such Shares as determined, to the reasonable satisfaction of the Administrative

Agent, by an independent evaluation firm reasonably satisfactory to the Administrative Agent. In the case of any determination of the Value of Superior Shares, the market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange consolidated tape, or, if such Superior Shares are not listed on the New York Stock Exchange, or reported on such consolidated tape, then the last sale price on such day on the principal U.S. stock exchange on which such Superior Shares are then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if such Superior Shares are not then listed or admitted to trading on any U.S. stock exchange but is quoted on the Nasdaq Stock Market's National Market, then the Value for each such trading day shall be the last sale price on such day as quoted on the Nasdaq Stock Market's National Market. If such Superior Shares are neither listed or admitted to trading on any U.S. stock exchange nor quoted on such day on the Nasdaq Stock Markets National Market, then the Value shall be the fair market value per share of such Superior Shares as determined, to the reasonable satisfaction of the Administrative Agent, by an independent evaluation firm reasonably satisfactory to the Administrative Agent. In the case of certain Dividends paid with respect to any Shares after the delivery of a Valuation Certificate and prior to the preparation of a new Valuation Certificate, the Value of the respective Share shall be adjusted as provided in the last sentence of Section 8.01(j). For the purposes of any determination of the Value of any Cookson Shares, any determination thereof initially calculated in Pounds Sterling shall be converted into Dollars at the spot exchange rate for purchases of Dollars with Pounds Sterling as quoted by the Administrative Agent as of 11:00 (New York time) on the date of any such determination.

                  "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

                  SECTION 12.  THE AGENTS.

                  12.01 APPOINTMENT. The Lenders hereby designate BTCo as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to each Pledge Agreement) to act as specified herein and in the other Credit Documents. The Lenders hereby designate Fleet Bank, N.A. as Syndication Agent and Bank of America, N.A. as Documentation Agent in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

                  12.02 NATURE OF DUTIES. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 CERTAIN RIGHTS OF THE AGENTS. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05 RELIANCE. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Borrower) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

                  12.06 INDEMNIFICATION. To the extent any Agent is not reimbursed and indemnified by the Borrower or its Subsidiaries, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

                  12.07 EACH AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 RESIGNATION BY THE AGENTS. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor

Administrative Agent which shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (e) Each of the Syndication Agent and the Documentation Agent may, upon five Business Days' notice to the Borrower, the Administrative Agent and the Lenders, resign at any time (effective upon the fifth Business Day after the giving of such notice).

                  (f) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

                  SECTION 13.  MISCELLANEOUS.

                  13.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of each Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of one counsel for the Agents); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface, water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one

Business Day after delivered to the telegraph company, cable company or a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  13.04 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, PROVIDED FURTHER, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Pledge Agreements (except as expressly provided in the Pledge Agreements) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitment or Commitments and/or outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that (i) at such time
Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the Note by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Revolving Loans, (iii) the consent of the Administrative Agent and, unless a Default or an Event of Default then exists, the Borrower (which consent shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the consent of each Issuing Lender (which consent shall not be unreasonably withheld or delayed) shall be required in connection with any assignment pursuant to this Section 13.04(b), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and
(vi) promptly after such assignment, the Borrower shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.15 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 4.04 in excess of those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

                  (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR

PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT
MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Administrative Agent and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Lenders. The Administrative Agent shall give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender with Obligations being directly modified, (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any of the Collateral (except as expressly provided in the Credit Documents) under either Pledge Agreement, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections set forth in the proviso below to such additional extensions of credit), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants or Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender), (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (3) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (4) without the consent of the Supermajority Lenders, amend, modify or waive any provision of Section 4.02(c), 8.01(j), 9.01, 9.03, 9.07, or
10.09 or the definition of "Asset Coverage Ratio" or "Value".

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, PROVIDED, that in any event the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to this Agreement shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and any related Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of such Lender. The

Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

                  13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause
(b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, PROVIDED that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent or any other Lender and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, PROVIDED, that such prospective transferee shall be subject to the provisions of this Section 13.16(a).

                  (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender).

                  13.17 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 2.06 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under the respective Section within one year after the later of
(x) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 2.06, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11 or 2.06, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10,
1.11 or 2.06.

                  13.18 TREATMENT OF PROCEEDS FROM CREDIT EVENTS. Each party hereto hereby agrees that all proceeds from all Credit Events pursuant to this Agreement shall be deemed to be "purpose loans" under, and as defined in Regulation U (whether or not such proceeds are in fact used to purchase or carry margin stock).

                  13.19 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respected permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:

1790 Broadway                                 THE ALPINE GROUP, INC.
New York, New York 10019
Attn:    Stewart H. Wahrsager,
         Senior Vice President
         and General Counsel                  By:
                                                 -------------------------------
                                                 Name:
                                                 Title:
Telephone:  (212) 757-3333
Facsimile:  (212) 757-3423

                                              BANKERS TRUST COMPANY,
                                              Individually and as Administrative
                                              Agent



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                              FLEET NATIONAL BANK, Individually
                                              and as Syndication Agent



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                              BANK OF AMERICA, N.A.,
                                              Individually and as Documentation
                                              Agent



                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                              THE BANK OF NOVA SCOTIA



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE I


                                   COMMITMENTS


               LENDER                                 COMMITMENT
               ------                                 ----------
               BANKERS TRUST COMPANY                  $25,000,000

               BANK OF AMERICA, N.A.                  $25,000,000

               FLEET BANK, N.A.                       $25,000,000

               THE BANK OF NOVA SCOTIA                $25,000,000
                                                      -----------
               Total                                 $100,000,000

                                                                     SCHEDULE II


                  BANK ADDRESSES AND APPLICABLE LENDING OFFICES

BANKERS TRUST COMPANY                                                130 Liberty Street
                                                                     New York, NY  10006
                                                                     Attention:  David Bell
                                                                     Tel:  (212) 250-9048
                                                                     Fax:  (212) 250-7218

FLEET NATIONAL BANK                                                  100 Federal Street
                                                                     Boston, MA  02110
                                                                     Attention:  Howard Diamond
                                                                     Tel:  (617) 434-2539
                                                                     Fax:  (617) 434-4929

BANK OF AMERICA, N.A.                                                100 N. Tryon Street
                                                                     Charlotte, NC  28255-0001
                                                                     Attention:  Tonya Green
                                                                     Tel:  (704) 386-4199
                                                                     Fax:  (704) 409-0062

THE BANK OF NOVA SCOTIA                                              Suite 2700
                                                                     600 Peachtree St., N.E.
                                                                     Atlanta, GA  30308
                                                                     Attention:  Pat Brown
                                                                     Tel:  (404) 877-1506
                                                                     Fax:  (404) 888-8998

                                            TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

SECTION 1.  Amount and Terms of Credit............................................................................1

         1.01  The Commitments....................................................................................1
         1.02  Minimum Amount of Each Borrowing...................................................................3
         1.03  Notice of Borrowing................................................................................3
         1.04  Disbursement of Funds..............................................................................4
         1.05  Notes..............................................................................................5
         1.06  Conversions........................................................................................5
         1.07  Pro Rata Borrowings................................................................................6
         1.08  Interest...........................................................................................6
         1.09  Interest Periods...................................................................................7
         1.10  Increased Costs, Illegality, etc...................................................................8
         1.11  Compensation......................................................................................10
         1.12  Lending Offices; Changes Thereto..................................................................10
         1.13  Replacement of Lenders............................................................................11

SECTION 2.Letters of Credit......................................................................................12

         2.01  Letters of Credit.................................................................................12
         2.02  Maximum Letter of Credit Outstandings; Final Maturities...........................................13
         2.03  Letter of Credit Requests; Minimum Stated Amount..................................................13
         2.04  Letter of Credit Participations...................................................................14
         2.05  Agreement to Repay Letter of Credit Drawings......................................................15
         2.06  Increased Costs...................................................................................16

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment................................................17

         3.01  Fees..............................................................................................17
         3.02  Voluntary Termination of Unutilized Commitments...................................................18
         3.03  Mandatory Reduction of Commitments................................................................18

SECTION 4.  Prepayments; Payments; Taxes.........................................................................19

         4.01  Voluntary Prepayments.............................................................................19
         4.02  Mandatory Repayments..............................................................................20
         4.03  Method and Place of Payment.......................................................................21
         4.04  Net Payments......................................................................................21

SECTION 5.  Conditions Precedent.................................................................................23

         5.01  Execution of Agreement; Notes.....................................................................23
         5.02  Opinions of Counsel...............................................................................23
         5.03  Corporate Documents; Proceedings; etc.............................................................24
         5.04  Existing Credit Facilities........................................................................24
         5.05  Adverse Change, etc...............................................................................24
         5.06  Litigation........................................................................................25



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         5.07  Pledge Agreements; Delivery of Shares.............................................................25
         5.08  Financial Statements..............................................................................25
         5.09  Solvency Certificate..............................................................................25
         5.10  Initial Valuation Certificate.....................................................................26
         5.11  Fees, etc.........................................................................................26
         5.12  Regulation U......................................................................................26

SECTION 6. Conditions Precedent to All Credit Events.............................................................26

         6.01  Effective Date....................................................................................26
         6.02  No Default; Representations and Warranties........................................................26
         6.03  Notice of Borrowing; Letter Credit Request........................................................26
         6.04  Valuation Certificates............................................................................27

SECTION 7.  Representations, Warranties and Agreements...........................................................27

         7.01  Corporate and Other Status........................................................................27
         7.02  Corporate Power and Authority.....................................................................27
         7.03  No Violation......................................................................................28
         7.04  Governmental Approvals............................................................................28
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; etc...........................28
         7.06  Litigation........................................................................................29
         7.07  True and Complete Disclosure......................................................................29
         7.08  Use of Proceeds; Margin Regulations...............................................................29
         7.09  Tax Returns and Payments..........................................................................30
         7.10  The Pledge Agreements.............................................................................30
         7.11  Subsidiaries......................................................................................30
         7.12  Compliance with Statutes, etc.....................................................................30
         7.13  Investment Company Act............................................................................30
         7.14  Public Utility Holding Company Act................................................................30
         7.15  Indebtedness......................................................................................30
         7.16  Limitations on Dispositions of Shares.............................................................31

SECTION 8.  Affirmative Covenants................................................................................31

         8.01  Information Covenants.............................................................................31
                  (a)      Monthly Reports.......................................................................31
                  (b)      Quarterly Financial Statements........................................................31
                  (c)      Annual Financial Statements...........................................................31
                  (d)      Management Letters....................................................................32
                  (e)      Budgets...............................................................................32
                  (f)      Officer's Certificates................................................................32
                  (g)      Notice of Default or Litigation.......................................................32
                  (h)      Other Reports and Filings.............................................................33
                  (i)      Shares................................................................................33
                  (j)      Valuation Certificates................................................................33
                  (k)      Other Information.....................................................................34



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         8.02  Books, Records and Inspections....................................................................34
         8.03  Maintenance of Property; Insurance................................................................34
         8.04  Corporate Franchises..............................................................................34
         8.05  Compliance with Statutes, etc.....................................................................35
         8.06  Performance of Obligations........................................................................35
         8.07  Payment of Taxes..................................................................................35
         8.08  Year 2000 Compatibility...........................................................................35
         8.09  Use of Proceeds...................................................................................35

SECTION 9.  Negative Covenants...................................................................................35

         9.01  Liens.............................................................................................35
         9.02  Consolidation; Merger.............................................................................36
         9.03  Dividends.........................................................................................36
         9.04  Indebtedness......................................................................................36
         9.05  Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications
                  of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.....................37
         9.06  Shares............................................................................................37
         9.07  Asset Coverage Ratio..............................................................................37
         9.08  Regulation U......................................................................................37
         9.09  Restrictions on Dispositions of Shares............................................................38

SECTION 10.  Events of Default...................................................................................38

         10.01  Payments.........................................................................................38
         10.02  Representations, etc.............................................................................38
         10.03  Covenants........................................................................................38
         10.04  Default Under Other Agreements...................................................................38
         10.05  Bankruptcy, etc..................................................................................39
         10.06  Pledge Agreements................................................................................39
         10.07  Judgments........................................................................................39
         10.08  Change of Control................................................................................39

SECTION 11.  Definitions.........................................................................................40

         11.01  Defined Terms....................................................................................40

SECTION 12.  The Agents..........................................................................................54

         12.01  Appointment......................................................................................54
         12.02  Nature of Duties.................................................................................54
         12.03  Lack of Reliance on the Agents...................................................................54
         12.04  Certain Rights of the Agents.....................................................................55
         12.05  Reliance.........................................................................................55
         12.06  Indemnification..................................................................................55
         12.07  Each Agent in its Individual Capacity............................................................55
         12.08  Holders..........................................................................................56



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         12.09  Resignation by the Agents........................................................................56

SECTION 13.  Miscellaneous.......................................................................................57

         13.01  Payment of Expenses, etc.........................................................................57
         13.02  Right of Setoff..................................................................................58
         13.03  Notices..........................................................................................58
         13.04  Benefit of Agreement; Assignments; Participations................................................58
         13.05  No Waiver; Remedies Cumulative...................................................................60
         13.06  Payments Pro Rata................................................................................60
         13.07  Calculations; Computations.......................................................................61
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...........................61
         13.09  Counterparts.....................................................................................62
         13.10  Effectiveness....................................................................................62
         13.11  Headings Descriptive.............................................................................62
         13.12  Amendment or Waiver; etc.........................................................................63
         13.13  Survival.........................................................................................63
         13.14  Domicile of Loans................................................................................64
         13.15  Register.........................................................................................64
         13.16  Confidentiality..................................................................................64
         13.17  Limitation on Additional Amounts, etc............................................................65
         13.18  Treatment of Proceeds from Credit Events.........................................................65
         13.19  No Third Party Beneficiary.......................................................................65




SCHEDULE I     Commitments
SCHEDULE II    Lender Addresses and Applicable Lending Offices
SCHEDULE III   Tax Matters
SCHEDULE IV    Subsidiaries
SCHEDULE V     Existing Indebtedness
SCHEDULE VI    Limitations on Dispositions of Shares


EXHIBIT A      Form of Notice of Borrowing
EXHIBIT B-1    Form of Revolving Note
EXHIBIT B-2    Form of Swingline Note
EXHIBIT C      Form of Letter of Credit Request
EXHIBIT D      Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1    Form of Opinion of Proskauer Rose LLP,
               counsel to the Borrower
EXHIBIT E-2    Form of Opinion of Irwin Mitchell Solicitors
EXHIBIT F      Form of Officers' Certificate
EXHIBIT G-1    Form of US Pledge Agreement
EXHIBIT G-2    Form of UK Pledge Agreement



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



EXHIBIT H      Form of Solvency Certificate
EXHIBIT I      Form of Valuation Certificate
EXHIBIT J      Form of Assignment and Assumption Agreement


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